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                                                                     Exhibit 5.1


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                        TESTA, HURWITZ & THIBEAULT, LLP
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                                ATTORNEYS AT LAW

                        HIGH STREET TOWER 125 HIGH STREET
OFFICE (617) 248-7000      BOSTON, MASSACHUSETTS 02110        FAX (617) 248-7100


                                  June 26, 1996

 SIPEX Corporation
 22 Linnell Circle
 Billerica, Massachusetts 01821

          Re:   Registration Statement on Form S-1
                Relating to 3,450,000 Shares of Common Stock
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 Dear Sir or Madam:

          This opinion relates to an aggregate of 3,450,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), of SIPEX Corporation (the "Company"), which are the subject matter of a Registration Statement on Form S-1 initially filed with the Securities and Exchange Commission on June 27, 1996 (the "Registration Statement").

          The 3,450,000 shares of Common Stock covered by the Registration Statement consist of 1,000,000 shares being sold by the Company, 2,000,000 shares being sold by certain selling shareholders of the Company (the "Selling Shareholders") and an additional 450,000 shares subject to an over-allotment option granted by the Company to the underwriters to be named in the prospectus (the "Prospectus") included in the Registration Statement.

         Based upon such investigation as we have deemed necessary, we are of the opinion that the shares of Common Stock being sold by the Selling Shareholders have been legally issued and are fully paid and nonassessable and that when the 1,450,000 shares of Common Stock to be sold by the Company pursuant to the Prospectus have been issued and paid for in accordance with the terms described in the Prospectus, such shares of Common Stock will have been validly issued and will be fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Prospectus under the caption "Legal Matters."

                                        Very truly yours,


                                        /s/ Testa, Hurwitz & Thibeault, LLP
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                                        TESTA, HURWITZ & THIBEAULT, LLP